                                                  CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated January 16, 2003, except for Note 15 dated

March 6, 2003, with respect to the consolidated financial statements and schedules of Freeport-McMoRan Copper & Gold Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, in the Registration Statement (Form S-8) pertaining to the 2003 Stock Incentive Plan of Freeport-McMoRan Copper & Gold Inc. filed with the Securities and Exchange Commission.

                                                                                           /s/ Ernst & Young LLP

New Orleans, Louisiana

May 23, 2003